Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for Offer to Exchange

$1,300,000,000 of 7.625% Senior Notes due 2019, the issuance of which has been registered under the Securities Act of 1933, as amended, for any all of its outstanding 7.625% Senior Notes due 2019 by

DEL MONTE CORPORATION

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME,

ON                     , 2011, UNLESS EXTENDED.

Registered holders of outstanding 7.625% Senior Notes due 2019 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 7.625% Senior Notes due 2019, the issuance of which has been registered under the Securities Act of 1933, as amended (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See the “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Mail, Hand or Overnight Courier:

The Bank of New York Mellon Trust Company, N.A. as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations - Reorganization Unit
101 Barclay Street, Floor 7 East
New York, NY 10286

Attn: William Buckley

By Facsimile (for Eligible Institutions only): (212) 298-1915 Confirm Receipt by Telephone: (212) 815-5788

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. You must deliver this notice of guaranteed delivery and any other required documents to the depositary. Deliveries to Del Monte Corporation will not be forwarded to the depositary and therefore will not constitute valid delivery.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Del Monte Corporation, a Delaware corporation (“The Issuer”), the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2011 and the Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Exchange Offer”) and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in the “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” section of the Prospectus.

PLEASE SIGN AND COMPLETE

Name(s) of Tendering Holder(s)	Name and address of registered holder as it appears on the Outstanding Notes	Certificate Number(s) of Outstanding Notes Tendered (or Account Book Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, please provide the following information:

DTC, Euroclear or Clearstream Account Number:

Date:

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”), guarantees the delivery of the notes tendered hereby to the Exchange Agent, in proper form for transfer, or a confirmation that the notes tendered hereby have been delivered into the Exchange Agent’s account at the book-entry transfer facility, in each case, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

Authorized Signature:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.